UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Company entered into an agreement of amendment, effective April 23, 2010, with its senior secured lender, Sovereign Bank, amending certain covenants and terms of our credit facility.  The terms of the credit facility were amended to:  extend the original three year term by six months until August 12, 2011; increase the foreign receivables component of the advance limit calculation, from the lesser of $750,000 or 75% of eligible foreign receivables, to the lesser of $1,000,000 or 75% of eligible foreign receivables; and modify certain negative covenants to permit certain acquisitions under criteria set forth in the amendment.  The foregoing description of the agreement of amendment is qualified in its entirety by reference to the full text of the Fifth Agreement of Amendment to Revolving Loan and Security Agreement and Other Documents, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by this reference.

On April 27, 2010, the Company entered into an agreement to acquire Master Ink Co. Ltd., a China based manufacturer of toner cartridges, inkjet printer cartridges, inkjet refill kits and patented, next generation automatic ink refill systems. The agreement with Master Ink Company, Ltd. and its affiliates is to acquire substantially all of Master Ink's assets including its People's Republic of China based manufacturing facility. Consideration for the acquisition includes $1.15 million in cash ($250,000 due at closing, the balance with accrued interest due on the second anniversary of the closing), a 10% override on Master Ink revenues until the note is repaid, and one million shares of the Company’s common stock. The Asset Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The acquisition is expected to close in or about June or July of 2010, but remains subject to customary closing conditions.  Each party’s obligation to consummate the transaction is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Asset Purchase Agreement.  The foregoing description of the asset purchase transaction is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
2.1*
Asset Purchase Agreement (Pursuant to the rules of the U.S. Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request)

10.1*	Fifth Agreement of Amendment to Revolving Loan and Security Agreement and Other Documents

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: April 28, 2010	By:	/s/ Michael W. Levin
Michael W. Levin
Chief Executive Officer